UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
       Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): March 30, 2006

                             TRIARC COMPANIES, INC.
                --------------------------------------------------
              (Exact name of registrant as specified in its charter)


    DELAWARE                      1-2207                   38-0471180
    -----------------             --------------           --------------
    (State or Other               (Commission               (I.R.S. Employer
    Jurisdiction of               File Number)             Identification No.)
    Incorporation)

    280 Park Avenue
    New York, NY                                        10017
    ---------------------------------------------------------------------------
    (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code:   (212)  451-3000

                                 N/A
    ---------------------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

2006 Performance Goal Bonus Award Criteria

          On March 30, 2006, the Performance Compensation Subcommittee (the "Subcommittee") of the Board of Directors of Triarc Companies, Inc. ("Triarc") set the performance criteria for determining "Performance Goal Bonus Awards" payable under Triarc's 1999 Executive Bonus Plan (the "1999 Plan") for the fiscal year ending December 31, 2006 (the "Plan Year"). Previously, the Subcommittee had designated Messrs. Nelson Peltz, Triarc's Chairman and Chief Executive Officer, Peter W. May, Triarc's President and Chief Operating Officer, Edward P. Garden, Triarc's Vice Chairman, Brian L. Schorr, Triarc's Executive Vice President and General Counsel, Francis T. McCarron, Triarc's Executive Vice President and Chief Financial Officer, Gregory H. Sachs, the Chairman and Chief Executive Officer of Deerfield & Company LLC ("Deerfield"), a subsidiary of Triarc, and Douglas N. Benham, the President and Chief Executive Officer of Arby's Restaurant Group, Inc. ("ARG"), a subsidiary of Triarc, as eligible to receive Performance Goal Bonus Awards under the 1999 Plan for the Plan Year.

          For Messrs. Peltz, May, Garden, Schorr and McCarron, the performance criteria with respect to their Performance Goal Bonus Awards will be based on the attainment of specific levels of performance by Triarc (or operational units of Triarc) during the Plan Year with reference to the following criteria:

(1) adjusted earnings per share;
(2) adjusted EBITDA margin for ARG;
(3) adjusted EBITDA margin for Deerfield;
(4) successful completion of acquisitions or dispositions;
(5) sale or accounting deconsolidation of Deerfield;
(6) successful completion of financings or refinancings;
(7) total return on investments per GAAP on a consolidated basis;
(8) net realized capital gains per GAAP;
(9) stock price increase, as adjusted for distributions other than regular ordinary cash dividends; and
(10)net investment income per GAAP.

          The amount of Performance Goal Bonus Award that may be earned by any individual is up to a multiple of their base salary based on the level of attainment of the criteria listed above, with a maximum annual award to any individual of $5.0 million.

          With regard to Mr. Sachs, the Subcommittee determined that the performance criteria with respect to his Performance Goal Bonus Award would be based on Deerfield's consolidated net income, plus (without duplication and only to the extent such amount was deducted in calculating such consolidated net income) interest expense, income taxes, depreciation expense and amortization expense ("EBITDA"). Such performance criteria is in accordance with Mr. Sachs' employment agreement with Deerfield and Deerfield Capital Management LLC, a subsidiary of Deerfield, which provides, among other things, that Mr. Sachs will be entitled to receive an annual "Additional Bonus" equal to 8% of Deerfield's EBITDA in excess of $8.0 million. Under the 1999 Plan, the Performance Goal Bonus Award that may be earned by Mr. Sachs in any year is subject to the same $5.0 million maximum as described above. In addition, pursuant to Mr. Sachs' employment agreement, Mr. Sachs is also entitled to receive a bonus in respect of each fiscal year equal to 8% of the first $8.0 million of Deerfield's EBITDA (the "Annual Bonus"). However, the employment agreement also provides that in no event will the aggregate of the Annual Bonus and Additional Bonus in respect of any fiscal year exceed $5.0 million.

          With regard to Mr. Benham, the subcommittee determined that the performance criteria with respect to his Performance Goal Bonus Award would be based on ARG's EBITDA.


Increase in Base Salary for Executive Officer

          On March 30, 2006, the Compensation Committee of the Board of Directors of Triarc approved an increase in the annual base salary for Francis
T. McCarron, Triarc's Executive Vice President and Chief Financial Officer, from $450,000 per year to $575,000 per year, effective April 1, 2006.

                              SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                                    TRIARC COMPANIES, INC.



                                    By: /s/STUART I. ROSEN
                                       ----------------------
                                       Stuart I. Rosen
                                       Senior Vice President, Associate General
                                       Counsel and Secretary


Dated: April 5, 2006